Exhibit 1.1

EXECUTION VERSION

GMS INC.

(a Delaware corporation)

6,825,058 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: September 4, 2019

GMS INC.

6,825,058 Shares of Common Stock

UNDERWRITING AGREEMENT

September 4, 2019

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

As Underwriter

Dear Sirs:

1. Introductory. The stockholder of GMS Inc., a Delaware corporation (the “Company”), listed in Schedule A hereto (the “Selling Stockholder”) agrees with the Underwriter named in Schedule B hereto (the “Underwriter”), to sell to the Underwriter an aggregate of 6,825,058 outstanding shares (the “Offered Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). To the extent there are no additional Underwriters listed in Schedule B other than you, the term “Representatives” as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

2. Representations and Warranties of the Company and the Selling Stockholder; Certain Defined Terms. (a) The Company represents and warrants to, and agrees with, the Underwriter and the Selling Stockholder that:

(i)  Filing and Effectiveness of Registration Statement. An “automatic shelf registration statement” as defined in Rule 405 under the Act on Form S-3 (No. 333-233622) in respect of Common Stock held by the Selling Stockholder, including the Offered Securities, has been filed with the Commission; such registration statement, and any post-effective amendment, if any, thereto, became effective on filing pursuant to Rule 462(e) under the Act; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement, or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the Basic Prospectus, as amended and supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter referred to as a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Offered Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively referred to as the “Registration Statement”; the Basic Prospectus, as amended and supplemented by any Preliminary Prospectus relating to the Offered Securities immediately prior to the Applicable Time, is hereinafter called the “Pricing Prospectus”; the Basic Prospectus, as supplemented by the final prospectus (including any final prospectus supplement) relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the “Final Prospectus”.

For purposes of this Agreement:

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:33 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

Any reference to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the General Disclosure Package (as defined below) or the Final Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, the Basic Prospectus, such Preliminary Prospectus, the Pricing Prospectus, the General Disclosure Package or the Final Prospectus, as the case may be. Any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the General Disclosure Package or the Final Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act and incorporated by reference therein, in each case after the date of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the General Disclosure Package or the Final Prospectus, as the case may be. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(ii)  Compliance with Act Requirements. (i)(A) As of the effective date as to each part of the Registration Statement, (B) on the date of this Agreement and (C) on the Closing Date, the Registration Statement complied and will comply in all material respects with the requirements of the Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii)(A) on its date, (B) at the time of filing of the Final Prospectus pursuant to Rule 424(b) under the Act or at the time of any amendment or supplement thereto, and (C) on the Closing Date, the Final Prospectus will comply in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Final Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with (x) written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof or (y) the Selling Stockholder Information (as defined below).

(iii) WKSI Status. (i)(A) At the time of the filing of the Registration Statement, (B) at the time of the most recent amendment thereto, if any, for purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, a report filed pursuant to Section 13 or 15(d) of the Exchange Act and incorporated by reference in the Registration Statement or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offering relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities, the Company was not an “ineligible issuer,” as defined in Rule 405 under the Act.

(iv) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the Pricing Prospectus and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Preliminary Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with (x) written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof or (y) the Selling Stockholder Information.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the General Disclosure Package and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder, and none of such documents, at its time of filing with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the management, condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(viii) Subsidiaries. Each subsidiary of the Company has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own its properties and conduct its business as described in the General Disclosure Package and each subsidiary is duly qualified to do business as a foreign corporation, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, in each case, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and other than liens granted or otherwise permitted by the senior secured asset based revolving credit facility and the senior secured first lien term loan facility of GYP Holdings III Corp. (collectively, the “Facilities”). The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and (b) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X.

(ix) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package under the caption “Description of Capital Stock” in the Basic Prospectus; all outstanding shares of capital stock of the Company, including the Offered Securities, are validly issued, fully paid and nonassessable, and conform in all material respects to the description of the Common Stock contained in the General Disclosure Package and the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the sale of the Offered Securities that have not been complied with or validly waived; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder of the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the Pricing Prospectus, the General Disclosure Package and the Final Prospectus.

(x) Other Offerings. The Company has not sold, issued or distributed any Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Common Stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(xi) No Finder’s Fee. Except as disclosed in the General Disclosure Package and as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and, except for the Offered Securities to be sold by the Selling Stockholder, any person to whom the Company has granted registration rights applicable to the offer and sale of the Offered Securities has validly waived or not exercised such rights or agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(j) hereof.

(xiii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company or the Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws and the New York Stock Exchange and except for any such consents, approvals, authorizations, orders, filings or registrations the absence of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or materially interfere with the consummation of the transactions contemplated hereby.

(xiv) Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, other than liens granted to lenders under the Facilities or otherwise permitted thereby, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them, in each case, except, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, with respect to clauses (ii) and (iii) above, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(xvii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xxviii) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to possess or be in compliance with any such Licenses would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xix) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xx) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to possess or acquire on reasonable terms intellectual property rights would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate be reasonably expected to have a Material Adverse Effect.

(xxi) Environmental Laws. Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of, or has knowledge of any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances at any real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any of its subsidiaries or has received notice of any such liability for any such release at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability for any failure to obtain or noncompliance under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate be reasonably expected to have a Material Adverse Effect; (b) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect; and (c) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and toxic mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxii) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the heading “Material U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock” and in the Basic Prospectus under the heading “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(xxiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(xxiv) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or will take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxv) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxvi) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) have taken all necessary actions to ensure that the Company is in compliance in all material respects with the applicable provisions of Sarbanes-Oxley and the Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters, internal control over financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Internal Controls are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxvii) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company’s knowledge no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(xxviii) Financial Statements. The financial statements included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the schedules, if any, included in the Registration Statement and the General Disclosure Package present fairly in all material respects the information required to be stated therein. PricewaterhouseCoopers LLP, which has certified the financial statements of the Company for the fiscal year ended April 30, 2017 included in the Registration Statement, the General Disclosure Package and the Final Prospectus, was an independent registered public accounting firm with respect to the Company during the period of its engagement by the Company and through September 6, 2017 within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). Ernst & Young LLP, which has certified the financial statements of the Company for the fiscal years ended April 30, 2018 and 2019 included in the Registration Statement, the General Disclosure Package and the Final Prospectus, which was engaged by the Company as its independent registered public accounting firm on August 31, 2017, is an independent registered public accounting firm with respect to the Company within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). The summary and selected financial and statistical data derived therefrom, included in the Registration Statement, the General Disclosure Package and the Final Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. There are no financial statements that are required pursuant to the Act to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required.

(xxix) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company other than transactions in the ordinary course of business, (v) there has been no obligation, direct or contingent, that is material to the Company taken as a whole, incurred by the Company, except obligations incurred in the ordinary course of business and (vi) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xxx) Investment Company Act. The Company is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxi) Ratings. No “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 8(c)(ii) hereof.

(xxxii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, or employee thereof, nor to the knowledge of the Company or any of its subsidiaries, any agent or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxiii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations and guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv) Compliance with OFAC. None of the Company, any of its subsidiaries or any director, officer, or employee thereof, nor to the knowledge of the Company or any of its subsidiaries, any agent of the Company or any of its subsidiaries, is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(xxxv) No Restrictions on Payments by Subsidiaries. Except as disclosed in the General Disclosure Package and other than with respect to the limitations under the Facilities, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (i) from paying any dividends to the Company, (ii) from making any other distribution to the Company on such subsidiary’s capital stock, (iii) from repaying to the Company any loans or advances to such subsidiary from the Company or (iv) from transferring any of such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(xxxvi) Taxes. The Company has (a) filed or caused to be filed all United States federal income tax returns of the Company and its subsidiaries and all other material tax returns which are required to be filed, and (b) paid all taxes shown to be due and payable on such returns, all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (in each case, other than any (i) tax returns with respect to which the failure to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) taxes, fees or other charges with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (iii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge except as would not reasonably be expected to have a Material Adverse Effect or except for taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company.

(xxxvii) Insurance. The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of the business and the value of its properties, except where the failure to carry such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxviii) ERISA. Except as set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus, neither the Company nor any of its subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any such subsidiary is or has ever been a participant, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and its subsidiaries is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxix) Data Privacy and Security. The Company and its subsidiaries have taken commercially reasonable measures to maintain protections against unauthorized access to, or disruption or failure of, their information technology hardware and software assets (“IT systems”) and any confidential data collected and stored or owned by the Company or any of its subsidiaries in connection with their businesses (“confidential data”). To the Company’s knowledge, during the past twelve months, neither the Company nor any of its subsidiaries have been subject to any material unauthorized access to confidential data or other data contained on their information systems. The Company and its subsidiaries are presently in material compliance with all laws and regulations and any court orders applicable to the security of information technology systems and confidential data.

(xxxx) XBRL. To the extent applicable, the interactive data in eXtensible Business Reporting Language included in the documents incorporated by reference into the Registration Statement fairly present in all material respects the information in accordance with the Commission’s rules and guidelines applicable thereto.

(b) The Selling Stockholder represents and warrants to, and agrees with, the Underwriter and the Company that:

(i) Title to Securities. The Selling Stockholder has and immediately prior to the Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by the Selling Stockholder on the Closing Date and full right, power and authority to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholder on the Closing Date hereunder; and upon payment for the Offered Securities to be sold by the Selling Stockholder, delivery of such Offered Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to a securities account of the Underwriters (assuming that none of DTC, Cede (or such other nominee) or any of the Underwriters has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”)) with respect to such Offered Securities) (i) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of the Offered Securities, and (iii) no action based on an adverse claim (within the meaning of Section 8-102 of the UCC) with respect to such Offered Securities may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act, except such as may be required under state securities laws and except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement by or on behalf of the Selling Stockholder, and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties or any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the properties of the Selling Stockholder is subject, or the charter or by-laws of the Selling Stockholder that is a corporation or the constituent documents of the Selling Stockholder that is not a natural person or a corporation, except as would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement.

(iv) Compliance with Act Requirements. To the extent, but only to the extent, that any statements made in the Registration Statement, the Final Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information, the Registration Statement, the Final Prospectus, the General Disclosure Package and any Issuer Free Writing Prospectus do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Prospectus included in the General Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made).

(v) Authorization of Agreement. The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(vi) No Finder’s Fee. Except as disclosed in the General Disclosure Package or otherwise disclosed to the Underwriter prior to the date hereof, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(vii) Absence of Manipulation. The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(viii) Free Writing Prospectus. Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Act) relating to the Offered Securities.

(ix) ERISA. The Selling Stockholder is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $26.93 per share, that number of Offered Securities set forth opposite the name of such Underwriter in Schedule B hereto.

The Selling Stockholder will deliver the Offered Securities to or as instructed by the Representatives for the account of the Underwriter in a form reasonably acceptable to the Representatives, against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to the account specified by the Selling Stockholder at the office of Debevoise & Plimpton LLP, at 9:00 a.m., New York time, on September 9, 2019, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Selling Stockholder shall deliver the Offered Securities through the facilities of DTC unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. The Company agrees with the Underwriter that:

(a)  Additional Filings. The Company will file the Final Prospectus, in a form approved by the Representatives, which approval shall not be unreasonably withheld, delayed or conditioned, with the Commission pursuant to and in accordance with Rule 424(b) under the Act not later than the second business day following the execution and delivery of this Agreement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) under the Act and provide satisfactory evidence to the Representatives of such timely filing. If required by Rule 430B(h) under the Act, the Company will prepare a form of prospectus in a form approved by the Representatives, which approval shall not be unreasonably withheld, delayed or conditioned, and file such form of prospectus pursuant to Rule 424(b) under the Act; and make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof.

(b)  Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Registration Statement, the Basic Prospectus or any Preliminary Prospectus and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably withheld, delayed or conditioned; and the Company will also advise the Representatives promptly of (i) any amendment or supplementation of the Registration Statement, the Basic Prospectus or any Preliminary Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to the Basic Prospectus or any Preliminary Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or, to the Company’s knowledge, the threatening of any proceeding for that purpose, (iv) any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, (v) the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose and (vi) the issuance by the Commission of any stop order or other order suspending or preventing the use of any Preliminary Prospectus or other prospectus in respect of the Offered Securities. The Company will use its reasonable best efforts to prevent the issuance of any stop order or the suspension of any qualification referred to in the preceding sentence and, if issued, to obtain as soon as possible the withdrawal thereof including, without limitation, by amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (any references herein to the Registration Statement shall include any amendment or new registration statement).

(c)  Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus or to file under the Exchange Act any document incorporated by reference in the Final Prospectus to comply with the Act or the Exchange Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, such document, amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d)  Earnings Statement. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement of the Company and its subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Act). For the purpose of the preceding sentence, “Availability Date” means the day that is sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act).

(e)  Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement (signed and including all exhibits), each related Preliminary Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 under the Act would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Final Prospectus shall be so furnished on or prior to the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution, provided that the Company will not be required to (i) file any general consent to service of process, (ii) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction in which it is not so already qualified, or (iii) subject itself to taxation in any such jurisdiction in which it is not otherwise subject.

(g)  Reporting Requirements. The Company, during the period when a prospectus relating to the Offered Securities is (or but for the exception afforded by Rule 172 under the Act would be) required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Rules.

(h)  Payment of Expenses. The Company agrees with the Underwriter that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate (including the reasonable fees and disbursements of counsel for the Underwriters) and the preparation and printing of memoranda relating thereto, (ii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, provided that the Company, on the one hand, and the Underwriter, on the other hand, will each pay 50% of the costs and expenses related to chartering of airplanes used by the Company and the Underwriters in connection with any such investor presentations or “road show”, (iii) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, (iv) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (v) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (vi) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, (vii) all expenses (except underwriter discounts, commissions and any transfer taxes, if any) incident to the sale and delivery of the Offered Securities to be sold by the Selling Stockholder to the Underwriters hereunder and (viii) any fees and expenses of counsel for the Selling Stockholder. The Company agrees to pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act (without regard to the proviso to Rule 456(b)(1)(i)) and otherwise in accordance with Rule 456(b) and 457(r) under the Act.

(i) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Stock or any securities convertible into or exchangeable or exercisable for any of its Common Stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (a) the sale of the Offered Securities, (b) issuances of Lock-Up Securities pursuant to the (1) conversion or exchange of convertible or exchangeable securities or (2) exercise of warrants or options, restricted stock units or other equity-based compensation, in each case outstanding on the date hereof and described in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the Company shall have caused each recipient of such Lock-Up Securities listed on Exhibit D to have executed and delivered to the Representatives a lock-up agreement, substantially in the form of Exhibit A hereto prior to such conversion, exchange or exercise, (c) grants of employee stock options, restricted stock units or other equity-based compensation or issuances pursuant to an employee stock purchase plan, in each pursuant to the terms of a plan described in the Registration Statement, the General Disclosure Package and the Final Prospectus, or issuances of Lock-Up Securities pursuant to the exercise of such options or the settlement of such restricted stock units, provided that such Lock-Up Securities received upon such exercise or vesting by a person listed on Exhibit D are non-transferable for the remainder of the Lock-Up Period, (d) the filing of a registration statement with the Commission on Form S-8 to register the offer and sale of securities to be issued pursuant to any equity compensation plan described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (e) issuances by the Company of shares of its Common Stock or any securities convertible into or exchangeable or exercisable for shares of its Common Stock in connection with an acquisition, business combination or joint venture (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that the aggregate number of shares of the Common Stock issued pursuant to this clause (e) during the Lock-Up Period shall not exceed 10% of the total number of shares of Common Stock issued and outstanding on the Closing Date and provided further, in the case of any issuances pursuant to this clause (e), the Company shall cause each recipient of shares of Common Stock to execute and deliver a lock-up agreement substantially in the form of Exhibit A hereto.  The Lock-Up Period will commence on the date hereof and continue for 30 days after the date hereof or such earlier date that the Representatives consent to in writing.

6. Certain Agreements of the Selling Stockholder. The Selling Stockholder agrees with the Underwriter and the Company that:

(a)  Additional Filings. The Selling Stockholder will deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person) in order to facilitate documentation of the Selling Stockholder’s compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(b)  Absence of Manipulation. The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(c) Additional Actions. The Selling Stockholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Offered Securities.

7. Free Writing Prospectuses. The Company and Selling Stockholder represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Act, and has complied and will comply with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

8. Conditions of the Obligations of the Underwriters. The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein (as though made on the Closing Date), to the accuracy of the statements of Company officers and the Selling Stockholder made in certificates delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.

(i) The Representatives shall have received (A) a letter, dated the date hereof, of PricewaterhouseCoopers LLP confirming that they were, with respect to the Company during the period covered by the financial statements for the fiscal year ended April 30, 2017 incorporated by reference in the Registration Statement and as of September 6, 2017, a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance reasonably satisfactory to the Representatives and (B) a letter, dated the Closing Date, of PricewaterhouseCoopers LLP bringing down the letter delivered in clause (A) and in form and substance reasonably satisfactory to the Representatives; provided that any letter dated the Closing Date shall use a “cut off date” no more than two business days prior to the Closing Date.

(ii) The Representatives shall have received (A) a letter, dated the date hereof, of Ernst & Young LLP confirming that they were, with respect to the Company, during the period covered by the financial statements for the fiscal years ended April 30, 2018 and 2019 and the quarterly period ended July 31, 2019 incorporated by reference in the Registration Statement and are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance reasonably satisfactory to the Representatives and (B) a letter, dated the Closing Date, of Ernst & Young LLP bringing down the letter delivered in clause (A) and in form and substance reasonably satisfactory to the Representatives; provided that any letter dated the Closing Date shall use a “cut off date” no more than two business days prior to the Closing Date.

(b)  Effectiveness of Registration Statement. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. All material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act and in accordance with the Rules and Regulations and Section 7 hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(c)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and at or prior to the Closing Date, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism, involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for the Company. The Representatives shall have received an opinion, dated the Closing Date, of Alston & Bird LLP, counsel for the Company, in the form set forth in Exhibit B hereto.

(e) Opinion of Counsel for the Selling Stockholder. The Representatives shall have received an opinion, dated the Closing Date, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Selling Stockholder, in the form set forth in Exhibit C hereto.

(f) Opinion of Counsel for Underwriters. The Representatives shall have received from Debevoise & Plimpton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Officers’ Certificate. The Representatives shall have received a certificate, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company, in each case in their capacity as an officer of the Company and not in their personal capacity, in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and, subsequent to the date of the most recent financial statements included or incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in the General Disclosure Package or as described in such certificate.

(h)  Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters in the form of Exhibit A from each of the current executive officers and directors listed on Exhibit D.

(i) Requested Documents. The Company and the Selling Stockholder will furnish the Representatives with such copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

(j) Approval of Listing. At the Closing Date, the Offered Securities shall have been duly listed on the New York Stock Exchange.

9. Indemnification and Contribution. (a) Indemnification of Underwriters and the Selling Stockholder by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”) and the Selling Stockholder (the “Selling Stockholder Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party or the Selling Stockholder Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Basic Prospectus at any time, any Preliminary Prospectus as of any time, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein (with respect to the Registration Statement) or necessary to make the statements therein, in light of the circumstances in which they were made (with respect to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus), not misleading, and will reimburse each Indemnified Party and the Selling Stockholder Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party or the Selling Stockholder Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party or the Selling Stockholder Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with (x) written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (y) the Selling Stockholder Information.

(b) Indemnification of Underwriters and the Company by the Selling Stockholder. The Selling Stockholder will, severally and not jointly, indemnify and hold harmless each Indemnified Party and the Company, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party or the Company may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Basic Prospectus at any time, any Preliminary Prospectus as of any time, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein (with respect to the Registration Statement) or necessary to make the statements therein, in light of the circumstances in which they were made (with respect to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus), not misleading, and will reimburse each Indemnified Party and the Company for any legal or other expenses reasonably incurred by such Indemnified Party or the Company in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party or the Company is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that the Selling Stockholder shall be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information concerning the Selling Stockholder furnished to the Company by the Selling Stockholder specifically for inclusion therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the name of the Selling Stockholder, the number of Offered Securities and the address and other information with respect to the Selling Stockholder (excluding percentages) which appear in the Final Prospectus in the table (and corresponding footnotes) under the caption “Selling Stockholder” (such information, the “Selling Stockholder Information”); provided, further, however, that the aggregate amount of the Selling Stockholder’s liability under this Section 9(b) shall not exceed the aggregate amount of net proceeds (after underwriting commissions and discounts, but before deducting expenses) received by the Selling Stockholder from the Underwriters for the sale of the Offered Securities hereunder.

(c) Indemnification of Company and the Selling Stockholder. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Basic Prospectus at any time, any Preliminary Prospectus as of any time, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein (with respect to the Registration Statement) or necessary to make the statements therein, in light of the circumstances in which they were made (with respect to the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the third, eleventh and twelfth paragraphs under the caption “Underwriting.”

(d) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (x) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (y) the Selling Stockholder shall not be required to contribute (A) any amount in excess of the amount by which the net proceeds (after underwriting commissions and discounts, but before deducting expenses) received by the Selling Stockholder from the sale of its Offered Securities hereunder exceeds the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or (B) with respect to any losses, claims, damages or liabilities for which the Selling Stockholder would not have been liable under Section 9(b) if such Section 9(b) were applied in accordance with its terms. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason, the Company will reimburse the Underwriters for all out of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 9 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, Attention: Morgan J. Hayes, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 100 Crescent Centre Parkway, Suite 800, Tucker, Georgia 30084, Attention: Craig D. Apolinsky, General Counsel, with copy to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Suite 4900, Atlanta, GA 30309, Attention: Scott Ortwein and Kyle Healy, or, if sent to AEA GMS Holdings LP, will be mailed, delivered or telegraphed and confirmed to it at 666 Fifth Avenue, 36th Floor, New York, NY 10103, Attention: Barbara L. Burns; provided, however, that any notice to an Underwriter pursuant to Section 9 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

13. Representation of the Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. Each of the Company and the Selling Stockholder acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholder, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholder on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholder following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholder have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholder by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and the Selling Stockholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Selling Stockholder irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GMS INC.

By:	/s/ A. Lynn Ross
Name:	A. Lynn Ross
Title:	Interim Chief Financial Officer, Chief Accounting Officer and Corporate Controller

AEA GMS HOLDINGS LP

By:	AEA GMS Holdings GP LLC,
its general partner

By:	/s/ Barbara L. Burns
Name:	Barbara L. Burns
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

By Goldman Sachs & Co. LLC

By:	/s/ Daniel Young
Name:	Daniel Young
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Selling Stockholder	Number of Offered Securities to be Sold
AEA GMS Holdings LP	6,825,058
Total	6,825,058

SCHEDULE B

Underwriter	Number of Offered Securities to be Purchased
Goldman Sachs & Co. LLC	6,825,058
Total	6,825,058

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public for the Offered Securities is $27.20

2. The number of Offered Securities is 6,825,058

3. The Closing Date is September 9, 2019.

Exhibit A

Form of Lock-up Agreement

____, 2019

GMS Inc.

100 Crescent Centre Parkway, Suite 800

Tucker, GA 30084

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

Ladies and Gentlemen:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), by and among the several Underwriters listed on Schedule B thereto, GMS Inc. (and any successor (by merger or otherwise) thereto, the “Company”), and the stockholder of the Company listed on Schedule A thereto, providing for the public offering (the “Offering”) of common stock, par value $0.01 per share (the “Securities”), of the Company pursuant to a registration statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, whether now owned or hereafter acquired by the undersigned, or with respect to which the undersigned now has or hereafter acquires the power of disposition, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives (as defined in the Underwriting Agreement). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. To the extent there are no additional Underwriters listed on Schedule B to the Underwriting Agreement other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 30 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which the Company is or expects to become a party.

A-27

Any Securities received upon exercise of options or upon conversion or exchange of any security granted, sold or transferred to the undersigned will also be subject to this Lock-Up Agreement. Notwithstanding the foregoing, the undersigned may transfer any Securities or securities convertible into or exchangeable or exercisable for any Securities (i) by will or intestacy, (ii) as a bona fide gift or gifts, (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) as a distribution or transfer to general partners, limited partners, members or stockholders of the undersigned, (v) to the undersigned’s subsidiaries, affiliates, or to any investment fund or other entity which controls or manages or is controlled or managed by, or under common control or management with, the undersigned, (vi) pursuant to an order of a court or regulatory agency or by operation of law, such as pursuant to a domestic relations order or in connection with a divorce settlement, (vii) to the Company upon the death, disability or termination of employment, in each case, of the undersigned, (viii) in connection with transactions relating to Securities acquired in open market transactions after the completion of the Offering, (ix) to the Company (a) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Securities granted by the Company pursuant to any employee benefit plans or arrangements described in the General Disclosure Package and the Final Prospectus (each as defined in the Underwriting Agreement), where any Securities received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (b) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Securities or the vesting of any restricted stock or restricted stock unit awards granted by the Company pursuant to employee benefit plans or arrangements described in the General Disclosure Package and the Final Prospectus, in each case on a “cashless,” “net exercise” or “net settlement” basis, where any Securities received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement, (x) pursuant to the Offering and/or (xi) with the prior written consent of the Representatives; provided that in the case of each transfer or distribution pursuant to clauses (ii) through (v) above, the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and such transfer shall not involve a disposition for value; provided, further, that in the case of each transfer pursuant to clauses (ii) through (v) and clause (viii) above, no filing or public announcement by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise shall be required or shall be voluntarily made reporting a reduction in beneficial ownership of Securities in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); and provided, further, that in the case of each transfer pursuant to clauses (i), (vi), (vii) or (ix) above, if a filing under Section 16 of the Exchange Act is required by, or voluntarily made with respect to, such transfer, the undersigned shall disclose in such filing the reasons for such transfer, unless, in the case of clause (vi), such disclosure would be prohibited by any applicable law, regulation or order of a court or regulatory agency.

Nothing in this agreement shall prevent (a) any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) established prior to the date of this Lock-Up Agreement, provided that if a filing under Section 16 of the Exchange Act is required by, or voluntarily made with respect to, such transaction, the undersigned shall disclose in such filing that the transaction was effectuated pursuant to a Rule 10b5-1 Plan, and (b) the establishment of a Rule 10b5-1 Plan, provided that such Rule 10b5-1 Plan (1) does not provide for any transfer of Securities during the Lock-Up Period and (2) is not required to be reported and is not voluntarily disclosed in any public report or filing with the Securities and Exchange Commission or otherwise other than general disclosure in Company periodic reports to the effect that Company directors and officers may, subject to the terms of this Lock-Up Agreement, enter into such Rule 10b5-1 Plans from time to time.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void upon the earliest to occur of: (i) the Public Offering Date shall not have occurred on or before November 30, 2019, (ii) prior to the execution of the Underwriting Agreement by the parties thereto, the Company notifies the Representatives in writing that it does not intend to proceed with the Offering, (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, and (iv) the withdrawal of the registration statement related to the Offering. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

A-28

Exhibit B

Form of Opinion of Alston & Bird LLP

B-1

Exhibit C

Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP

C-2

Exhibit D

Persons delivering Lock-up Agreements

Alan Adams

Craig Apolinsky

A. Lynn Ross

Peter Browning

John C. Turner, Jr.

John Gavin

Theron Gilliam

Brian Hoesterey

Richard Mueller

Ronald Ross

J. Louis Sharpe

J. David Smith

Teri P. McClure

Mitchell B. Lewis

Second Bite Investments, LLC

D-3